Exhibit 99.1

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2020
DURHAM, N.C. April 29, 2020 -- Cree, Inc. (Nasdaq: CREE) today announced revenue of $215.5 million for its third quarter of fiscal 2020, ended March 29, 2020. This represents a 21% decrease compared to revenue of $274.0 million reported for the third quarter of fiscal 2019, and a 10% decrease compared to the second quarter of fiscal 2020. GAAP net loss from continuing operations attributable to controlling interest for the third quarter was $61.6 million, or $0.57 per diluted share, compared to GAAP net loss from continuing operations attributable to controlling interest of $22.4 million, or $0.22 per diluted share, for the third quarter of fiscal 2019. On a non-GAAP basis, net loss from continuing operations attributable to controlling interest for the third quarter of fiscal 2020 was $15.5 million, or $0.14 per diluted share, compared to non-GAAP net income from continuing operations attributable to controlling interest for the third quarter of fiscal 2019 of $20.5 million, or $0.20 per diluted share.

"During these challenging times, I am very proud of our team’s efforts to ensure the health, safety and welfare of our people, while also executing on our business continuity plans in support of our customers around the world," said Cree CEO, Gregg Lowe. “An incredible amount of our energy and focus has been deployed to confront the short-term headwinds associated with the COVID-19 pandemic and position our business to capitalize on the expected long-term growth opportunity for silicon carbide and GaN solutions.”
Business Outlook:

For its fourth quarter of fiscal 2020, Cree targets revenue in a range of $185 million to $215 million. GAAP net loss is targeted at $61 million to $70 million, or $0.56 to $0.65 per diluted share. Non-GAAP net loss is targeted to be in a range of $16 million to $25 million, or $0.15 to $0.23 per diluted share. Targeted non-GAAP net loss excludes $45 million of estimated expenses, net of tax, related to stock-based compensation expense, amortization or impairment of acquisition-related intangibles, factory optimization restructuring and start-up costs, gain on extinguishment of convertible notes, accretion on convertible notes, and project, transformation, transaction and transition costs. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the third quarter results and the fiscal fourth quarter 2020 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Presentation:

The Company revised net cash provided by operating activities and total free cash flow for the nine months ended March 31, 2019 to correct the presentation of tax withholding on vested equity awards. The Company increased net cash provided by operations and total free cash flow by $12.4 million and decreased net cash provided by financing activities by the same amount. The Company concluded this error was not material individually or in the aggregate to any of the periods impacted.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the Wolfspeed business and our ability to achieve our targets for the fourth quarter of fiscal 2020. Actual results could differ materially due to a number of factors, including risks relating to the COVID-19 pandemic, including but not limited to, the risk of new and different government restrictions that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain or customer demand may continue to be negatively impacted, the risk that the current outbreak or continued spread will lead to a global recession and the potential for costs associated with our operations during the fourth quarter and future quarters to be greater than we anticipate as a result of all of these factors; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; risks related to international sales and purchases, including the risk that U.S. government actions with respect to Huawei Technologies Co. and its affiliates or other foreign customers or vendors may have a greater impact on our business and results of operations than our expectations; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; risks associated with our factory optimization plan and construction of a new fabrication facility, including design and construction delays and cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips and LED components; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; risks associated with integration or transition of the operations, systems and personnel of the Lighting Products business unit, each, as applicable, within the terms of the post-closing transition services agreement between IDEAL Industries, Inc. and Cree; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 30, 2019, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Nine months ended
(in millions of U.S. Dollars, except per share data)	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Revenue, net	$215.5	$274.0	$698.2	$828.7
Cost of revenue, net	154.1	173.5	500.7	526.4
Gross profit	61.4	100.5	197.5	302.3
Gross margin percentage	28%	37%	28%	36%

Operating expenses:
Research and development	46.7	40.7	137.7	117.2
Sales, general and administrative	49.7	50.6	160.1	143.7
Amortization or impairment of acquisition-related intangibles	3.7	3.9	10.9	11.7
Loss on disposal or impairment of other assets	0.3	5.3	2.1	5.7
Other operating expense	10.8	11.1	31.8	14.3
Operating (loss) income	(49.8)	(11.1)	(145.1)	9.7
Operating (loss) income percentage	(23)%	(4)%	(21)%	1%

Non-operating expense, net	14.5	8.4	7.8	23.7
Loss before income taxes	(64.3)	(19.5)	(152.9)	(14.0)
Income tax (benefit) expense	(2.9)	2.8	(1.2)	9.3
Net loss from continuing operations	(61.4)	(22.3)	(151.7)	(23.3)
Net loss from discontinued operations	—	(205.4)	—	(218.0)
Net loss	(61.4)	(227.7)	(151.7)	(241.3)
Net income attributable to noncontrolling interest	0.2	0.1	0.5	0.1
Net loss attributable to controlling interest	($61.6)	($227.8)	($152.2)	($241.4)

Basic and diluted loss per share
Continuing operations attributable to controlling interest	($0.57)	($0.22)	($1.41)	($0.23)
Net loss attributable to controlling interest	($0.57)	($2.20)	($1.41)	($2.35)

Weighted average shares - basic and diluted (in thousands)	108,115	103,659	107,718	102,807

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	March 29, 2020	June 30, 2019
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$852.9	$1,051.4
Accounts receivable, net	161.0	128.9
Inventories	170.1	187.4
Income taxes receivable	6.1	0.2
Prepaid expenses	27.7	23.3
Other current assets	12.2	19.7
Current assets held for sale	0.2	1.9
Total current assets	1,230.2	1,412.8
Property and equipment, net	737.6	625.2
Goodwill	530.0	530.0
Intangible assets, net	183.6	197.9
Other long-term investments	31.5	39.5
Deferred tax assets	6.7	5.6
Other assets	18.3	5.9
Total assets	$2,737.9	$2,816.9

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$184.8	$200.9
Accrued contract liabilities	45.1	45.8
Income taxes payable	1.2	3.0
Finance lease liabilities	0.6	—
Other current liabilities	19.7	18.5
Total current liabilities	251.4	268.2

Long-term liabilities:
Convertible notes, net	486.3	469.1
Deferred tax liabilities	2.3	2.0
Finance lease liabilities - long-term	2.2	—
Other long-term liabilities	50.7	36.4
Total long-term liabilities	541.5	507.5

Shareholders’ equity:
Common stock	0.1	0.1
Additional paid-in-capital	2,931.3	2,874.1
Accumulated other comprehensive income	7.8	9.5
Accumulated deficit	(999.7)	(847.5)
Total shareholders’ equity	1,939.5	2,036.2
Non-controlling interest	5.5	5.0
Total equity	1,945.0	2,041.2
Total liabilities and shareholders’ equity	$2,737.9	$2,816.9

CREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended
(in millions of U.S. Dollars)	March 29, 2020	March 31, 2019
Operating activities:
Net loss from continuing operations	($151.7)	($23.3)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	90.9	93.1
Amortization of debt issuance costs and discount	17.2	12.7
Stock-based compensation	41.3	34.5
Loss on disposal or impairment of long-lived assets	2.1	5.7
Amortization of premium/discount on investments	0.5	2.0
Realized (gain) loss on sale of investments	(1.3)	0.1
Loss on equity investment	9.2	12.4
Foreign exchange (gain) loss on equity investment	(1.2)	0.9
Deferred income taxes	(0.8)	(1.7)
Changes in operating assets and liabilities:
Accounts receivable, net	(31.9)	(63.6)
Inventories	18.4	(20.2)
Prepaid expenses and other assets	1.9	(4.6)
Accounts payable, trade	(19.2)	18.4
Accrued salaries and wages and other liabilities	(20.6)	81.4
Accrued contract liabilities	5.7	31.9
Net cash (used in) provided by operating activities of continuing operations	(39.5)	179.7
Net cash provided by operating activities of discontinued operations	—	9.3
Cash (used in) provided by operating activities	(39.5)	189.0
Investing activities:
Purchases of property and equipment	(168.9)	(93.3)
Purchases of patent and licensing rights	(5.2)	(7.0)
Proceeds from sale of property and equipment	1.8	0.3
Purchases of short-term investments	(425.2)	(251.7)
Proceeds from maturities of short-term investments	342.5	146.4
Proceeds from sale of short-term investments	102.8	28.2
Net cash used in investing activities of continuing operations	(152.2)	(177.1)
Net cash used in investing activities of discontinued operations	—	(15.4)
Cash used in investing activities	(152.2)	(192.5)
Financing activities:
Proceeds from long-term debt borrowings	—	95.0
Payments on long-term debt borrowings, including finance lease obligations	(0.4)	(387.0)
Proceeds from convertible notes	—	575.0
Payments of debt issuance costs	—	(12.9)
Proceeds from issuance of common stock	31.0	83.3
Tax withholding on vested equity awards	(16.2)	(12.4)
Cash provided by financing activities	14.4	341.0
Effects of foreign exchange changes on cash and cash equivalents	(0.2)	(0.2)
Net change in cash and cash equivalents	(177.5)	337.3
Cash and cash equivalents, beginning of period	500.5	118.9
Cash and cash equivalents, end of period	$323.0	$456.2

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker (CODM), for the three and nine months ended March 29, 2020 and March 31, 2019. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three months ended
(in millions of U.S. Dollars, except percentages)	March 29, 2020	March 31, 2019	Change
Wolfspeed revenue	$113.9	$141.2	($27.3)	(19)%
Wolfspeed percent of revenue	53%	52%
LED Products revenue	101.6	132.8	(31.2)	(23)%
LED Products percent of revenue	47%	48%
Total revenue	$215.5	$274.0	($58.5)	(21)%

	Nine months ended
(in millions of U.S. Dollars, except percentages)	March 29, 2020	March 31, 2019	Change
Wolfspeed revenue	$362.3	$403.9	($41.6)	(10)%
Wolfspeed percent of revenue	52%	49%
LED Products revenue	335.9	424.8	(88.9)	(21)%
LED Products percent of revenue	48%	51%
Total revenue	$698.2	$828.7	($130.5)	(16)%

	Three months ended
(in millions of U.S. Dollars, except percentages)	March 29, 2020	March 31, 2019	Change
Wolfspeed gross profit	$45.5	$68.8	($23.3)	(34)%
Wolfspeed gross margin	40%	49%
LED Products gross profit	20.3	37.0	(16.7)	(45)%
LED Products gross margin	20%	28%
Unallocated costs	(4.4)	(3.9)	(0.5)	(13)%
COGS acquisition related costs	—	(1.4)	1.4	100%
Consolidated gross profit	$61.4	$100.5	($39.1)	(39)%
Consolidated gross margin	28%	37%

	Nine months ended
(in millions of U.S. Dollars, except percentages)	March 29, 2020	March 31, 2019	Change
Wolfspeed gross profit	$146.3	$193.9	($47.6)	(25)%
Wolfspeed gross margin	40%	48%
LED Products gross profit	68.9	121.8	(52.9)	(43)%
LED Products gross margin	21%	29%
Unallocated costs	(17.7)	(10.8)	(6.9)	(64)%
COGS acquisition related costs	—	(2.6)	2.6	100%
Consolidated gross profit	$197.5	$302.3	($104.8)	(35)%
Consolidated gross margin	28%	36%

Reportable Segments Description
The Company's Wolfspeed segment's products consists of silicon carbide and gallium nitride (GaN) materials, and power devices and RF devices based on wide bandgap semiconductor materials and silicon. The Company's LED Products segment's products consist of LED chips and LED components.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated (loss) income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated. Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, annual incentive plans and matching contributions under the Company's 401(k) Plan.
The cost of goods sold (COGS) acquisition related cost adjustment includes inventory fair value amortization of the fair value increase to inventory recognized at the date of acquisition, and acquisition costs resulting from the purchase of certain assets from Infineon's RF Power (RF Power) business in our fiscal 2018 third quarter, impacting cost of revenue for fiscal 2019. These costs were not allocated to the reportable segments’ gross profit for fiscal 2019 because they represent an adjustment which does not provide comparability to the corresponding prior period and therefore were not reviewed by our CODM when evaluating segment performance and allocating resources.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating income (expense), net, non-GAAP net (loss) income, non-GAAP diluted (loss) earnings per share from continuing operations and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Factory optimization restructuring. In May 2019, the Company started a significant, multi-year factory optimization plan ("factory optimization plan") to be anchored by a state-of-the-art, automated 200mm silicon carbide fabrication facility. In September 2019, the Company announced the intent to build the new fabrication facility in Marcy, New York to complement the factory expansion underway at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company will incur restructuring costs associated with the movement of equipment as well as disposals on certain long-lived assets. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Cree does not believe these costs are reflective of ongoing operating results. Similarly, Cree does not consider the realized losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Severance and other restructuring. For the nine months ended March 29, 2020, these costs relate to the Company realigning its sales resources as part of the Company's transition to a more focused semiconductor company. For the nine months ended March 31, 2019, these costs relate to the Company realigning the Company's cost base with a long-range business strategy that was announced in February 2018. Cree does not believe these costs are reflective of ongoing operating results.
Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with acquisitions and divestitures, as well as for internal transformation programs designed to improve its operating margins and change the manner in which business is conducted. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Factory optimization start-up costs. The Company has incurred and will incur start-up costs as part of the factory optimization plan. Cree does not believe these costs are reflective of ongoing operating results.

Non-restructuring related executive severance. The Company has incurred costs in conjunction with the termination of key executive personnel. Cree excludes these items because Cree believes they have no direct correlation to the ongoing operating results of Cree's business.
Transition service agreement costs. As a result of the sale of the Lighting Products business unit, the Company is providing certain IT services under a transition services agreement which will not be reimbursed. Cree excludes the costs of these services because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Asset impairment. The Company incurred impairment charges in conjunction with the factory optimization plan. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Net changes in fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Gain on arbitration proceeding. In the third quarter of fiscal 2020, the Company won an arbitration proceeding with a former vendor on defective inventory. The arbitration victory resulted in a cash settlement beyond the legal fees incurred and was recognized as a gain in other income. Cree excludes this item because Cree believes it is not reflective of the ongoing operating results of Cree's business.
Gain on extinguishment of convertible notes. In April 2020, the Company issued $575 million in convertible notes (the 2026 Notes) and used a portion of the net proceeds from the offering to repurchase approximately $150 million of the $575 million of convertible notes previously issued by the Company in August 2018 (the 2023 Notes). This repurchase resulted in a gain on extinguishment of convertible notes. Cree excludes this item because Cree believes it is not reflective of the ongoing operating results of Cree's business.
Accretion on convertible notes. The issuance of the 2023 and 2026 Notes results in interest accretion on the convertible notes' issue costs and discount. Cree considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.
Income tax adjustment. This amount reconciles GAAP tax expense (benefit) to a calculated non-GAAP tax expense (benefit) utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before taxes.
Cree may incur some of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended		Nine months ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
GAAP gross profit	$61.4	$100.5	$197.5	$302.3
GAAP gross margin percentage	28%	37%	28%	36%
Adjustments:
Stock-based compensation expense	2.8	2.2	7.5	5.6
Project, transformation and transaction costs	—	1.4	—	2.6
Non-GAAP gross profit	$64.2	$104.1	$205.0	$310.5
Non-GAAP gross margin percentage	30%	38%	29%	37%

Non-GAAP Operating (Loss) Income

	Three months ended		Nine months ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
GAAP operating (loss) income from continuing operations	($49.8)	($11.1)	($145.1)	$9.7
GAAP operating (loss) income percentage	(23)%	(4)%	(21)%	1%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	2.8	2.2	7.5	5.6
Research and development	2.4	1.9	7.2	5.6
Sales, general and administrative	6.2	9.4	26.6	23.3
Total stock-based compensation expense	11.4	13.5	41.3	34.5
Amortization or impairment of acquisition-related intangibles	3.7	3.9	10.9	11.7
Factory optimization restructuring	1.1	—	3.5	—
Severance and other restructuring	—	—	0.8	2.6
Project, transformation and transaction costs	7.0	11.5	20.4	13.3
Factory optimization start-up costs	2.1	—	5.0	—
Non-restructuring related executive severance	0.6	1.0	2.1	1.0
Transition service agreement costs	2.5	—	10.7	—
Asset impairment	—	5.0	0.2	5.0
Non-GAAP operating (loss) income	($21.4)	$23.8	($50.2)	$77.8
Non-GAAP operating (loss) income percentage	(10)%	9%	(7)%	9%

Non-GAAP Non-Operating Income, net

	Three months ended		Nine months ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Non-operating expense, net	($14.5)	($8.4)	($7.8)	($23.7)
Adjustments:
Net changes in the fair value of Lextar investment	19.2	4.2	8.0	13.3
Gain on arbitration proceeding	(8.0)	—	(8.0)	—
Accretion on convertible notes	5.8	5.5	17.2	12.7
Non-GAAP non-operating income, net	$2.5	$1.3	$9.4	$2.3

Non-GAAP Net (Loss) Income

	Three months ended		Nine months ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
GAAP net loss from continuing operations	($61.4)	($22.3)	($151.7)	($23.3)
Net income attributable to noncontrolling interest	$0.2	$0.1	$0.5	$0.1
GAAP net loss from continuing operations attributable to controlling interest	($61.6)	($22.4)	($152.2)	($23.4)
Adjustments:
Stock-based compensation expense	11.4	13.5	41.3	34.5
Amortization or impairment of acquisition-related intangibles	3.7	3.9	10.9	11.7
Factory optimization restructuring	1.1	—	3.5	—
Severance and other restructuring	—	—	0.8	2.6
Project, transformation and transaction costs	7.0	11.5	20.4	13.3
Factory optimization start-up costs	2.1	—	5.0	—
Non-restructuring related executive severance	0.6	1.0	2.1	1.0
Transition service agreement costs	2.5	—	10.7	—
Asset impairment	—	5.0	0.2	5.0
Net changes in the fair value of Lextar investment	19.2	4.2	8.0	13.3
Gain on arbitration proceeding	(8.0)	—	(8.0)	—
Accretion on convertible notes	5.8	5.5	17.2	12.7
Total adjustments to GAAP net loss from continuing operations attributable to controlling interest before provision for income taxes	45.4	44.6	112.1	94.1
Income tax adjustment - benefit (expense)	0.7	(1.7)	10.5	(5.9)
Non-GAAP net (loss) income from continuing operations attributable to controlling interest	($15.5)	$20.5	($29.6)	$64.8

Non-GAAP diluted (loss) earnings per share from continuing operations attributable to controlling interest	($0.14)	$0.20	($0.27)	$0.63

Non-GAAP weighted average shares (in thousands)	108,115	103,659	107,718	102,807

Free Cash Flow

	Three months ended		Nine months ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Net cash (used in) provided by operating activities of continuing operations	($27.7)	$69.9	($39.5)	$179.7
Less: PP&E spending	(67.9)	(30.1)	(168.9)	(93.3)
Less: Patents spending	(1.9)	(3.2)	(5.2)	(7.0)
Total free cash flow	($97.5)	$36.6	($213.6)	$79.4

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	June 28, 2020
GAAP net loss outlook range	($70) to ($61)
Adjustments:
Stock-based compensation expense	13
Amortization or impairment of acquisition-related intangibles	4
Factory optimization restructuring and start-up costs	7
Gain on extinguishment of convertible notes	(11)
Accretion on convertible notes	8
Project, transformation, transaction and transition costs	13
Total adjustments to GAAP net loss before provision for income taxes	34
Income tax adjustment	11
Non-GAAP net loss outlook range	($25) to ($16)

Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.